                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CUPERTINO NATIONAL BANCORP
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           CUPERTINO NATIONAL BANCORP



                         20230 STEVENS CREEK BOULEVARD
                              CUPERTINO, CA 95014

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 25, 1995


Dear Shareholder:

     You are invited to attend the Annual Meeting of the Shareholders of Cupertino National Bancorp (the "Company"), which will be held on May 25, 1995, at 7:00 p.m. at the Saratoga Country Club, 21990 Prospect Road, Saratoga, California, 95070 for the following purposes:

     1. To elect thirteen directors to hold office for one-year terms and until their successors are elected and qualified.

     2. To consider and vote upon a proposal to adopt the Company's 1995 Stock Option Plan.

     3. To consider and vote upon a proposal to amend the Company's Employee Stock Purchase Plan to (i) increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 40,202 to 65,202 and (ii) permit otherwise eligible directors administering the plan who are also employees to participate in the plan.

     4. To consider and vote upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1995.

     5. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 19, 1995 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company's offices at 20230 Stevens Creek Boulevard, Cupertino, California 95014.

                                    By order of the Board of Directors,


                                    C. DONALD ALLEN
                                    Chief Executive Officer


Cupertino, California
April 27, 1995

                           CUPERTINO NATIONAL BANCORP
                         20230 STEVENS CREEK BOULEVARD
                          CUPERTINO, CALIFORNIA 95014

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Cupertino National Bancorp, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held May 25, 1995, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 27, 1995, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.


                              GENERAL INFORMATION

     Annual Report. An annual report for the fiscal year ended December 31, 1994, is enclosed with this Proxy Statement.

     Voting Securities. Only shareholders of record as of the close of business on April 19, 1995, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 1,589,511 shares of Common Stock of the Company, no par value, issued and outstanding. Shareholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition, the Company will solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of January 31, 1994, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                       SHARES BENEFICIALLY OWNED (1)
                                                                       ------------------------------
                NAME AND ADDRESS OF                                        NUMBER         PERCENTAGE
                 BENEFICIAL OWNERS                                       OF SHARES        OF CLASS
                -------------------                                    -------------   --------------
Dick J. Randall (1).................................................         117,287             7.5%
20230 Stevens Creek Boulevard
Cupertino, CA  95014
C. Donald Allen (2).................................................          68,077             4.2
David K. Chui (3)...................................................          32,447             2.1
Carl E. Cookson (4).................................................          20,699             1.3
Jerry R. Crowley (5)................................................          27,928             1.8
Janet M. DeCarli (6)................................................          22,336             1.4
John M. Gatto (7)...................................................          30,194             1.9
William H. Guengerich (8)...........................................          20,336             1.3
James E. Jackson (9)................................................          53,079             3.3
Rex D. Lindsay (10).................................................          51,260             3.3
Glen McLaughlin (11)................................................          47,590             3.0
Norman Meltzer (12).................................................          22,114             1.4
Dennis S. Whittaker (13)............................................          17,217             1.1
Steven C. Smith (14)................................................           1,910              *
Kenneth D. Brenner (15).............................................           6,379              *
Scott A. Montgomery (16)............................................          30,479             1.9
All Directors and Executive Officers as a Group (17 Persons) (17)...         569,332            32.8

- ---------------
* Less than 1%

(1) Includes 102,212 shares held by the Dick J. and Carolyn L. Randall Trust and 14,868 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(2) Includes 463 shares held by Mr. Allen's wife, 3,991 Shares held in an IRA for Mr. Allen, 666 shares held in a 401(k) plan for Mr. Allen and 45,273 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(3) Includes 3,364 shares held by Mr. Chui in trust for his minor children and 8,900 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(4) Includes 16,199 shares held jointly by Carl E. Cookson and his spouse and 4,293 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(5) Includes 22,690 shares held by the Crowley Family Inter Vivos Trust, 2,130 shares held by Mr. Crowley's spouse's IRA, 2,559 shares held in Mr. Crowley's IRA, and 549 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(6) Includes 12,579 shares held by Janet M. DeCarli as Trustee of the DeCarli Living Trust; 2,221 shares held by Ms. DeCarli's pension trust; and 6,577 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(7) Includes 11,578 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(8) Includes 11,210 shares held in an IRA for William H. Guengerich and his spouse and 7,123 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(9) Includes 13,648 shares held jointly by James E. Jackson and his spouse, 1,698 shares held in an IRA-FBO Mr. Jackson's spouse, 7,824 shares held in an IRA for Mr. Jackson, 1,546 shares held in a 401(k) plan for Mr. Jackson, 633 shares held directly by Mr. Jackson's spouse, and 27,523 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(10) Includes 33,730 shares held by the Rex D. and Leanor L. Lindsay Family Trust, 2,127 shares held by Mr. Lindsay as custodian for his minor grandchildren, and 15,196 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(11) Includes 20,630 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(12) Includes 7,751 shares held in the name of Mr. Meltzer's spouse and 4,450 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(13) Includes 3,426 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(14) Includes 1,225 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(15) Represents 6,379 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(16) Includes 756 shares held jointly by Scott A. Montgomery and his spouse, 339 shares held in a 401(k) plan for Mr. Montgomery, and 14,836 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995.

(17) Includes 177,990 shares issuable upon the exercise of options which are exercisable within 60 days of January 31, 1995; does not include shares held by Mr. Montgomery, who ceased to be a director and officer of the Company on October 1, 1994. Number of persons includes two persons who ceased to be executive officers of the Company after January 31, 1995.

                             ELECTION OF DIRECTORS

   The Company's Board of Directors currently consists of thirteen (13) directors, who will serve until the Annual Meetings of Shareholders to be held in 1995 and until their respective successors are duly elected and qualified. Directors are elected for a term of one year.

   Management's nominees for election at the Annual Meeting of Shareholders to the Board of Directors are as follows: C. Donald Allen, David K. Chui, Carl E. Cookson, Jerry R. Crowley, Janet M. DeCarli, John M. Gatto, William H. Guengerich, James E. Jackson, Rex D. Lindsay, Glen McLaughlin, Norman Meltzer, Dick J. Randall and Dennis S. Whittaker. If elected, the nominees will serve as directors until the Company's Annual Meeting of Shareholders in 1996, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as Management may designate. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Subject to instructions by the shareholder withholding authority to vote for one or more directors, the proxy will grant the proxy holders the discretionary authority to cumulate their votes in this manner.

   If a quorum is present and voting, the thirteen nominees for the positions as directors receiving the highest number of votes will be elected. Abstentions will have no effect on the vote.

   The table below sets forth for the Company's directors, including the nominees to be elected at this meeting, and its executive officers certain information with respect to age and background.

Directors to be elected at the 1995 Annual Meeting of Shareholders:

                                                                          DIRECTOR
      NAME                     POSITION WITH THE COMPANY            AGE     SINCE
      ----                     -------------------------            ---   --------
C. Donald Allen             President and Chief Executive           60     1984
                            Officer of the Company; Chairman
                            of the Board and Chief Executive
                            Officer of the Bank

David K. Chui               Director                                50     1984

Carl E. Cookson             Director                                62     1984

Jerry R. Crowley            Director                                56     1984

Janet M. DeCarli            Director                                57     1984

John M. Gatto               Director                                57     1984

William H. Guengerich       Director                                62     1984

James E. Jackson            Director                                60     1984

Rex D. Lindsay              Vice Chairman of the Board of the       69     1984
                            Company

Glen McLaughlin             Chairman of the Board of the            60     1984
                            Company

Norman Meltzer              Director                                65     1984

                                                                         DIRECTOR
NAME                             POSITION WITH THE COMPANY         AGE     SINCE
- ------------------------   -------------------------------------   ---   --------
Dick J. Randall              Director                               64      1984
Dennis S. Whittaker          Director                               48      1984

Executive Officers of the Company as of April 1, 1995:

NAME                             POSITION WITH THE COMPANY                        AGE
- ----                             -------------------------                        ---
C. Donald Allen              President and Chief Executive Officer of the          60
                             Company; Chairman of the Board and Chief
                             Executive Officer of the Bank

Kenneth D. Brenner           Executive Vice President                              48

George Bowen                 Senior Vice President, Manager Commercial Lending     47

Steven C. Smith              Executive Vice President, Chief Financial Officer     43
                             and Acting Chief Operating Officer

   C. Donald Allen has served as the President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank for the past five years.

   David K. Chui has served as the President and Chief Executive Officer of PAN-CAL Investment Co., a commercial and residential real estate development company, since September 1977.

   Carl E. Cookson has served as the Chairman of the Board of the Santa Clara Land Title Company, a title insurance company, for the past five years.

   Jerry R. Crowley has served as the President and Chief Executive Officer of Treehouse Ltd., a venture capital firm, since June 1991. From January 1987 to June 1991, Mr. Crowley served as Chairman, President and Chief Executive Officer of Gazelle Microcircuits, Inc., a semiconductor manufacturer.

   Janet M. DeCarli has been a real estate broker for Cornish and Carey Realtors, a real estate firm, since June 1993. From September 1989 to June 1993, Ms. DeCarli was a real estate broker for Prudential California Realty, a real estate firm.

   John M. Gatto has been the sole proprietor of Maria Enterprises, a development consultant company, since December 1993. Prior to that time, from 1984 to 1993 Mr. Gatto was an architect for Cypress Properties, a real estate development company.

   William H. Guengerich has been a private investor since March 1993. From July 1977 until his retirement in March 1993, Mr. Guengerich served as Director of Employee Relations of Measurex Corporation, an electronics manufacturing company.

   James E. Jackson has been an attorney-at-law at the law firm Jackson, Abdalah & Rodriguez, a Professional Corporation, since January 1989.

   Rex D. Lindsay serves as the Vice Chairman of the Board of Directors of the Company and the Bank. For the past five years, Mr. Lindsay has been a rancher and a private investor.

   Glen McLaughlin is the Chairman of the Board of Directors of the Company and Chairman of the Executive Committee of the Company. Mr. McLaughlin has served as the Chairman of Venture Leasing Associates, an equipment leasing company, since December 1986.

   Norman Meltzer has been an independent real estate broker involved in real estate development since January 1991. Mr. Meltzer was President of Resource Planning Associates Inc., a child-care facilities development company, from January 1990 to December 1990. Prior to that time, Mr. Meltzer was a Vice President for Interland Corporation, a real estate development company, from 1982 until January 1990.

   Dick J. Randall has been a private investor and rancher since 1993. From 1962 until his retirement in 1993, Mr. Randall served as the President of The William Lyon Co., a real estate developer and construction company.

   Dennis S. Whittaker has served as the President of Whittaker Insurance Agency Inc., a personal and commercial insurance sales company, since January 1987.

   Kenneth D. Brenner joined the Company in February 1992 as Executive Vice President. Prior to that time, he served as Senior Vice President, Business Development of Silicon Valley Bank from September 1985 to February 1992.

   George Bowen joined the Company in June 1994 as Senior Vice President, Manager of Commercial Lending. Prior to that time, he served as Senior Vice President and Manager of the Direct Lending Division of Seattle First National Bank from June 1990 to February 1993.

   Steven C. Smith has served as Executive Vice President, Chief Financial Officer and Acting Chief Operating Officer of the Company and the Bank since December 1993. From July 1993 to December 1993, Mr. Smith served as Executive Vice President and Chief Financial Officer of Commercial Pacific Bank. Prior to that time, from December 1991 to July 1993, Mr. Smith served as Executive Vice President Chief Financial Officer of First Charter Bank. Mr. Smith served as Senior Vice President of Finance and Treasurer of Fidelity Federal Bank, from May 1984 to August 1991.

   During the fiscal year ended December 31, 1994, the Board held twelve (12) meetings. Each director serving on the Board in fiscal year 1994 attended at least 75% of the aggregate of such meetings of the Board and the Committees on which he or she served.

   The Company does not have a standing Nominating Committee, but does have an Audit Committee and an Executive Committee that serves the function of a Compensation Committee.

   The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the shareholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee during fiscal 1994 were Messrs. Crowley, McLaughlin and Randall. During the fiscal year ended December 31, 1994, the Audit Committee held four (4) meetings.

   The Executive Committee's function is to review and approve salary and bonus levels and stock option grants. The members of the Executive Committee during fiscal 1994 were Messrs. Allen, Gatto, Lindsay, McLaughlin and Randall, as well as Scott Montgomery, who served until his resignation from the Board of Directors and all committees thereof on October 1, 1994. During the fiscal year ended December 31, 1994, the Executive Committee held thirteen (13) meetings. For additional information concerning the Executive Committee, see "REPORT OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION" and "EXECUTIVE COMPENSATION AND OTHER MATTERS - Executive Committee Interlocks and Insider Participation."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the two other executive officers of the Company as of December 31, 1994 whose total salary and bonus for the year ended December 31, 1994 exceeded $100,000, as well as one former officer who would otherwise have been included in the table except for his termination prior to December 31, 1994. In all cases, payment was for services in all capacities to the Company and its subsidiaries, during the fiscal years ended December 31, 1994, 1993 and 1992:


                           SUMMARY COMPENSATION TABLE

                                                                Long Term
                                                               Compensation
                                                              -------------
                                    Annual Compensation          Awards
                                 ---------------------------   ------------
                                                                Securities
Name and Principal                                             Underlying       All Other
Position                         Year    Salary    Bonus /1/     Options      Compensation/2/
- ---------------------------      ----   --------   ---------   ------------   ---------------
C. Donald Allen                  1994   $137,500     $30,000            --        $14,876/3/
President and Chief              1993    150,000          --            --          6,799/4/
 Executive Officer of the        1992    150,000      55,000            --         13,397/5/
 Company; Chairman of
 the Board and Chief
 Executive Officer of the
 Bank

Steven C. Smith/6/               1994   $103,416     $30,000        10,000        $ 3,574/7/
Executive Vice President,        1993      4,167          --         3,675             --
 Chief Financial Officer         1992         --          --            --             --
 and Acting Chief
 Operating Officer of the
 Company and the Bank

Kenneth D. Brenner               1994   $169,961     $ 5,000         3,190        $ 6,027/8/
Executive Vice President         1993    142,874          --         3,189          3,428/9/
 of the Bank                     1992    119,583          --         3,189          1,013/10/

Former Officer:
Scott A. Montgomery/11/          1994   $101,250          --            --        $43,906/12/
Former Executive Vice            1993    135,000          --            --          6,072/13/
 President of the Company;       1992    135,000     $44,000        15,194          4,364/14/
 Former President and
 Chief Operating Officer of
 the Bank

- ---------------

/1/ Bonuses are paid based on Company performance and individual objectives set by the Executive Committee.

/2/ Annual salary includes amounts deferred by the executive under the Company's 401(k) Profit Sharing Plan. The matching contribution by the Company under this plan is included in All Other Compensation. This plan is open to all employees of the Company and the Bank after certain service requirements are met. Additionally this column includes the taxable benefit of a Company-provided automobile, certain social club dues paid by the Company for the executive, payments for services as directors of the Company, and severance pay for one former officer, each in the amounts indicated below.

/3/ Includes $8,400 in payments for services as a director, $2,244 in club dues payments, $2,753 in 401(k) matching contributions and $819 in automobile allowance.

/4/  Includes $4,497 in 401(k) matching contributions.

/5/  Includes $4,364 in 401(k) matching contributions.

/6/  Mr. Smith joined the Company in December 1993.

/7/ Includes $2,244 in club dues payments, $830 in 401(k) matching contributions and $500 in automobile allowance.

/8/ Includes $3,724 in 401(k) matching contributions and $2,303 in automobile allowance.

/9/  Represents $3,428 in 401(k) matching contributions.

/10/ Represents $1,013 in 401(k) matching contributions.

/11/ Mr. Montgomery ceased to be a director and executive officer of the Company and the Bank on October 1, 1994.

/12/ Includes $5,600 in payments for services as a director, $1,711 in club dues payments, $2,845 in 401(k) matching contributions and $33,750 in severance payments.

/13/ Includes $4,497 in 401(k) matching contributions.

/14/ Includes $4,364 in 401(k) matching contributions.

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1994 to the persons named in the Summary Compensation Table:


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                Annual Rates of Stock
                                                                                  Price Appreciation
                      Individual Grants in Fiscal 1994                           for Option Term /1/
- -----------------------------------------------------------------------------   ----------------------
                                       % of Total
                       Number of        Options
                       Securities      Granted to
                      Underlying       Employees     Exercise
                        Options        in Fiscal     or Base      Expiration
Name                  Granted/2/         Year        Price/3/         Date          5%          10%
- -----------------------------------------------------------------------------   --------     ---------
C. Donald Allen               --           --           --                 --         --            --
Steven C. Smith           10,000           13%       $9.52             2/1/04    $58,173      $147,421
Kenneth D. Brenner         3,190            4         9.25            12/1/04     19,099        48,400
Scott A. Montgomery           --           --           --                 --         --            --

/1/ Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1994 at $9.25 would yield profits of $5.82 per share at 5% appreciation over ten years, or $14.74 per share at 10% appreciation over the same period. One share of stock purchased in 1994 at $9.52 would yield profits of $5.99 per share at 5% appreciation over ten years, or $15.17 per share at 10% appreciation over the same period.

/2/ Generally, options granted under the Company's 1985 Stock Option Plan (the "1985 Option Plan") vest at the rate of one-third or one-fifth for each full year of the optionee's continuous employment with the Company and are exercisable to the extent vested. Under the 1985 Option Plan, the Board retains discretion to modify the terms of outstanding options. See also "Employment, Severance and Change of Control Arrangements" and "PROPOSAL TO ADOPT THE CUPERTINO NATIONAL BANCORP 1995 STOCK OPTION PLAN."

/3/ All options listed were granted at the estimated fair market value on the date of grant.

  The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 1994, and unexercised options held as of December 31, 1994, by the persons named in the Summary Compensation Table:

                          AGGREGATED OPTION EXERCISES
                           AND FISCAL YEAR-END VALUE

- ----------------------------------------------------------------------------------------------------------
                                                   Number of Securities
                                                  Underlying Unexercised      Value of Unexercised In-the-
                                                    Options at 12/31/94       Money Options at 12/31/94/1/
                                                ---------------------------  ------------------------------
                         Shares
                      Acquired on     Value
       Name            Exercise      Realized   Exercisable   Unexercisable   Exercisable    Unexercisable
- ----------------------------------------------------------------------------------------------------------
C. Donald Allen        10,658        $48,814        45,273              --       $183,808              --
Steven C. Smith            --             --         1,225          12,450            --/2/            --/2/
Kenneth Brenner            --             --         4,252           5,316          8,303          $1,806
Scott A. Montgomery        --             --        27,562           5,064         59,451           6,279

- ----------------
/1/ Based on the closing price of the Company's Common Stock on December 30, 1994, the last trading day in 1994, which was $9.25.

/2/ The December 30, 1994 closing price of $9.25 did not exceed the exercise price for Mr. Smith's options.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

  The Company entered into an employment agreement with C. Donald Allen on July 1, 1990 (the "Employment Agreement"). The agreement has an initial term of two years, and thereafter renews annually for twelve months each July 1, unless sixty days prior written notice of nonrenewal is given by either Mr. Allen or the Company. The agreement provides for a base salary, subject to annual increase by the board of directors, payment of an annual cash bonus solely at the discretion of the board of directors, use of a Bank-owned automobile, customary group medical and dental coverage, and reimbursement of expenses incurred on behalf of the Bank and the Company. The agreement specifies the payment of twelve months' base salary upon termination of Mr. Allen's employment due to a "change in control" of the Company (as defined in the agreement), and for the payment of salary for six months or until the agreement expires, whichever period is less, upon termination of Mr. Allen's employment by the Company without "cause" (as defined in the agreement). In April 1994, the Employment Agreement was modified to memorialize the termination of the agreement effective as of July 1, 1994. The amendment also provided that Mr. Allen would become an at-will employee on July 1, 1994 on the same terms and conditions as were set forth in the Employment Agreement, except without a term of employment.

  The Bank entered into an Executive Salary Continuation Agreement with C. Donald Allen on August 1, 1993. The agreement provides for annual benefit of up to $100,000 to be paid to Mr. Allen or his designated beneficiary over a period of one hundred and eighty (180) months. The benefit is effective upon: (i) Mr. Allen's attainment of sixty-five (65) years of age or his death or disability prior to such time if he were actively employed by the Company at the time; (ii) termination of his employment by the Company without "cause" ( as defined in the agreement); (iii) termination or constructive termination of his employment by the Company after the occurrence of a "change of control" in the Company or the Bank as defined in the agreement. Although this agreement is intended to provide Mr. Allen with an additional incentive to remain in the employ of the Bank, the Agreement shall not be deemed to constitute a contract of employment between Mr. Allen and the Bank nor shall any provision of this agreement restrict the right of Mr. Allen to terminate his employment. The agreement shall have no impact or effect upon any separate written Employment Agreement which Mr. Allen may have with the Bank.

  The Bank entered into an Executive Salary Continuation Agreement with Scott A. Montgomery on August 1, 1993. The agreement provides for an annual benefit of up to $90,000 to be paid to Mr. Montgomery or his designated beneficiary over a period of one hundred and eighty (180) months. The benefit would have become effective upon: (i) Mr. Montgomery's attainment of sixty-five (65) years of age or his death or disability prior to such time if he were actively employed by the Company at the time; (ii) termination of his employment by the Company without "cause" (as defined in the agreement); or (iii) termination or constructive termination of his employment by the Company after the occurrence of a "change in control" in the Company or the Bank as defined in the agreement. Although this agreement was intended to provide Mr. Montgomery with an additional incentive to remain in the employ of the Bank, the agreement did not constitute a contract of employment between Mr. Montgomery and the Bank nor did any provision of the agreement restrict the right of Mr. Montgomery to terminate his employment. Pursuant to the terms of the agreement, it was terminated upon the termination of Mr. Montgomery's employment on October 1, 1994 and Mr. Montgomery is not entitled to an annual benefit under the agreement.

  In September 1994, the Company entered into a Severance Agreement with Scott Montgomery that provided that he would receive payments of $11,250 per month over a six (6) month period, whether or not he obtained employment elsewhere. The agreement also provided that Mr. Montgomery would receive continuing insurance coverage until the earlier of March 31, 1995 or the date he became eligible for such coverage at subsequent employment. Additionally, the Company agreed to accept a promissory note from Mr. Montgomery bearing interest at the rate of 7% per annum as payment for the purchase of outstanding options. Such a note would be due at the earlier of one (1) year or the sale of the stock. Mr. Montgomery did not utilize such a note to fund the exercise of his stock options. The Severance Agreement further provided that Mr. Montgomery would keep Bank information confidential, that he would not solicit any Bank employees until October 1, 1995 and that, if Mr. Montgomery became employed by another bank, he would not solicit any clients of the Bank until October 1, 1995 (or April 1, 1995 if his subsequent employment were outside Santa Clara County). In March 1995 the Company agreed to extend the Severance Agreement for one additional month.

  Options granted under the Company's 1985 Stock Option Plan and the Company's 1989 Non-Qualified Stock Option Plan contain provisions pursuant to which, in the event of a dissolution or reorganization of the Company or any reorganization, merger or consolidation in which the Company does not survive, all unexercised options will become exercisable in full until five (5) days prior to such event, unless the surviving corporation substitutes substantially equivalent options to purchase such corporation's stock.

  The Company's 1995 Stock Option Plan provides that a "Transfer of Control" of the Company will occur in the event of (i) a sale or exchange by the shareholders of all or substantially all of the Company's voting stock or (ii) certain mergers or consolidations to which the Company is a party, in which, in either case, the shareholders of the Company immediately before such sale, exchange, merger or consolidation do not retain beneficial ownership of at least a majority of the voting stock of the Company or its successor. A Transfer of Control will also occur in the event of a sale of all or substantially all of the assets of the Company (unless the shareholders of the Company immediately before such event retain beneficial ownership of at least a majority of the voting stock of the corporation to which the assets were transferred) or a liquidation or dissolution of the Company. At the discretion of the Board of Directors, options granted under the 1995 Stock Option Plan may provide that, in the event of a Transfer of Control, such outstanding option will become exercisable in full either automatically or at the discretion of the Board of Directors unless the option is assumed or the successor corporation substitutes a substantially equivalent option to purchase stock of the successor corporation. Alternatively, the Board may provide in the grant of an option that such option will become exercisable in full automatically upon a Transfer of Control and, in addition, the successor corporation may assume or substitute a substantially equivalent option to purchase stock of the successor corporation for the outstanding option. See "PROPOSAL TO ADOPT THE CUPERTINO NATIONAL BANCORP 1995 STOCK OPTION PLAN."

COMPENSATION OF DIRECTORS

  Each director of the Company is paid a retainer of $6,600 per year (payable at the rate of $550 per month) and, in addition, a fee of $150 for attendance at each meeting of the Board of Directors of the Company. Each non-employee director is also paid a fee of $50 for attendance at each committee meeting ($75 for each meeting of the Loan & Audit Committee, with the chairman receiving an additional $25 per meeting) of the Board of Directors of the Company and the Bank.

  Each director of the Company is eligible to participate in stock option plans of the Company as follows:

  The Company's 1986 Non-Qualified Stock Option Plan (the "1986 Option Plan") was adopted by the Company's Board of Directors in September 1986 and approved by its shareholders in April 1987. Under the 1986 Option Plan, nonstatutory options to purchase shares of common stock were granted to each director based upon committee service or other offices held. Each option vested over a period of three years, subject to certain attendance requirements. Directors who were full-time employees of the Bank were not eligible to receive options under the 1986 Option Plan. No additional options will be granted under the 1986 Option Plan. The Company's 1989 Non-Qualified Stock Option Plan (the "1989 Option Plan") was adopted by the Company's Board of Directors in January 1989 and approved by its shareholders in April 1989. The 1989 Option Plan provides for the grant of nonstatutory options to Directors of the Company and its subsidiaries. Options granted under the 1989 Plan generally vest over a period of three years. At March 31, 1995, under both the 1986 Option Plan and the 1989 Option Plan, options for an aggregate of 130,889 shares were outstanding at a weighted average per share exercise price of $5.19, an aggregate of 48,290 shares had been exercised and purchased at a weighted average price of $6.35 per share, and an aggregate of 25,695 shares remained available for grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Executive Committee acts as the Executive Compensation Committee of the Company. The Committee's members during fiscal 1994 were C. Donald Allen, President and Chief Executive Officer, Glen McLaughlin, Chairman of the Board, Rex Lindsay, Vice Chairman of the Board, John Gatto and Dick Randall, as well as Scott A. Montgomery, Executive Vice President, who served until his resignation from the Company and the Bank on October 1, 1994. Additionally, the Executive Committee's actions are ratified by the Board of Directors. Mr. Allen does not and Mr. Montgomery did not act as voting members of the committee or the Board of Directors or participate in deliberations of the committee or the Board of Directors concerning executive compensation or the granting of options.

  The directors and officers of the Company, and certain of the business and professional organizations with which they are associated, have had, but are not obligated to have, banking transactions with the Bank in the ordinary course of business. Loans and commitments to loan in such transactions have been and will continue to be made in accordance with applicable laws and on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons of similar credit worthiness and will not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 1994, the aggregate amount of loans and commitments to loan outstanding to directors, officers and such organizations was $2,987,000.

  The Bank has a significant deposit relationship with Santa Clara Land Title Company, of which Carl E. Cookson is Chairman and majority shareholder, and for which Rex D. Lindsay and Dick J. Randall serve as directors and shareholders. Average monthly deposits in the Bank by Santa Clara Land Title Company ranged between $3.9 million and $12.6 million during 1994, and amounted to $4.6 million at December 31, 1994. The deposit arrangements with this customer have been and will continue to be on substantially the same terms as those prevailing at the time for comparable deposits from other customers.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

  Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were complied with, except that an initial statement of beneficial ownership for each of Harry Kellogg and Kenneth Brenner was not timely filed.

CHANGES TO BENEFIT PLANS

  On March 16, 1995, the Board adopted the Cupertino National Bancorp 1995 Stock Option Plan (the "Option Plan") to provide for the granting of options to purchase common stock to employees and consultants and prospective employees and consultants of the Company, subject to approval of the Company's shareholders. Grants under the Option Plan are made at the discretion of the Executive Committee. The Option Plan will not be implemented prior to shareholder approval. THEREFORE, FUTURE GRANTS UNDER THE OPTION PLAN ARE NOT YET DETERMINABLE. See "PROPOSAL TO ADOPT THE CUPERTINO NATIONAL BANCORP 1995 STOCK OPTION PLAN." The numbers of shares specified in this section and elsewhere in this Proxy Statement have been adjusted to reflect stock dividends effected from time to time prior to the date of this Proxy Statement.

  The Company has also proposed amendment of its Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder from 40,202 to 65,202 and to make certain other amendments thereof. See "PROPOSAL TO AMEND THE CUPERTINO NATIONAL BANCORP EMPLOYEE STOCK PURCHASE PLAN." On March 1, 1995, 10,543 shares remained available for grant under the Purchase Plan. From the inception of the Purchase Plan through March 3, 1995, Messrs. Allen, Smith, Brenner and Montgomery have purchased a total of 6,026, 685, 526 and 1,222 shares, respectively; all current executive officers as a group (4 persons) have purchased a total of 8,459 shares and all employees other than current officers purchased a total of 21,200 shares of stock. Non-employee directors are not eligible to purchase stock under the Purchase Plan.

  The following table sets forth share acquired under the Purchase Plan during the year ended December 31, 1994 by (i) each executive officer named in the Summary Compensation Table, (ii) all current executive officers as a group,
(iii) all current directors who are not executive offers as a group; and (iv) all employees, including all officers who are not executive officers, as a group. Participation under the Purchase Plan is at the election of each employee. ACCORDINGLY, FUTURE PURCHASES AND PRICING INFORMATION UNDER THE PURCHASE PLAN ARE NOT YET DETERMINABLE.

                               NEW PLAN BENEFITS



                                      CUPERTINO NATIONAL BANCORP
                                    EMPLOYEE STOCK PURCHASE PLAN/1/
                                   --------------------------------
                                   PURCHASE PRICE       NUMBER OF
        NAME AND POSITION            (PER SHARE)          SHARES
- ---------------------------------  ----------------   -------------
C. Donald Allen                          $8.71            345
President and Chief                       8.13            369
 Executive Officer of the                 7.97            376
 Company; Chairman of the                 7.54            398
 Board and Chief Executive
 Officer of the Bank


Steven C. Smith                          $8.13            221
Executive Vice President,                 7.97            226
 Chief Financial Officer and              7.54            238
 Acting Chief Operating
 Officer of the Company and
 the Bank


Kenneth Brenner                          $8.71             69
Executive Vice President                  8.13             86
                                          7.97             76
                                          7.54             79

Scott A. Montgomery/2/                   $8.71             69
Former Executive Vice                     8.13            148
 President of the Company;                7.97            150
 Former President and Chief
 Operating Officer of the
 Bank

Executive Group (6 persons)/3/        $7.54-8.71       2,850
Non-Executive Director                    --             --
 Group (12 persons)
Non-Executive Officer                 $7.54-8.71       5,075
 Employee Group

- ---------------
/1/  Non-employee directors are not eligible to participate in the Purchase
     Plan.

/2/ Mr. Montgomery ceased to be an executive officer and director of the Company and the Bank on October 1, 1994.

/3/ Includes three persons who are no longer executive officers of the Company; does not include one person who became an executive officer after December 31, 1995.

                       REPORT OF THE EXECUTIVE COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


     The compensation of the executive officers of the Company and the Bank is reviewed and approved annually by the Executive Committee of the Board of Directors. The Company's executive officers are also executive officers of Cupertino National Bank. During 1994, Messrs. C. Donald Allen, Glen McLaughlin, Rex D. Lindsay, John M. Gatto and Dick J. Randall were members of the Executive Committee. Scott Montgomery also served on the Executive Committee until his resignation from the Board of Directors and all committees thereof in October 1994.

     The Executive Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting the Company's strategic goals. The committee reviews the compensation of top executives to insure that the Company's compensation programs are linked to its financial performance and shareholders' interests and total compensation opportunities are aimed at the 75th percentile of those offered by employers of comparable size in our industry. Annual compensation for the Company's executive officers consists of three elements:

     1) Salary which is based on factors such as the individual officer's level of responsibility and comparison to similar positions in the Company and comparable companies in the industry. Salaries are reviewed by the Executive Committee on an annual basis.

     2) Annual cash incentive bonuses which are based on individual performance and the performance of the Company measured primarily in terms of increases in the Company's return on shareholders equity, return on average assets, earnings per share, asset growth, net interest margin, credit losses and expense controls. The annual incentive compensation plan is funded from the Company's pre-tax income. Individual awards for executive officers are based upon percentages of the total bonus pool based on the individual's position and the Executive Committee's assessment of such individual's contribution in such position, determined by the performance of the Company and the Bank based upon measurable goals, adjusted annually. While many of the factors considered in determining whether to award an incentive bonus are objective, the Executive Committee may exercise its subjective judgment in determining actual bonus amounts. During 1994 the Committee awarded incentive bonuses to certain executive officers, including the Chief Executive Officer, based on a number of criteria, including the performance of the Company and the participant and the individual's achievement of goals specified by the Board of Directors. See "SUMMARY COMPENSATION TABLE."

     3) Stock option grants are intended to increase the executive's interests in the Company's long-term success and to link the interests of the executives with those of the shareholders as measured by the Company's share price. Stock options are granted at the prevailing market value of the Company's common stock and will only have value if the Company's stock price increases. Generally, options vest in equal amounts over three or five years.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company has reviewed recent amendments to the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations of the Internal Revenue Service that restrict deductibility of executive compensation paid to the five most highly compensated executive officers if such compensation exceeds $1,000,000 for any such individual during any fiscal year and does not qualify for an exception under the statute or proposed regulations. The Compensation Committee concluded in March 1995 that it would be advisable to establish certain restrictions on the granting of options under the Option Plan in order to qualify compensation recognized in connection with the options for an exemption from the $1,000,000 limit. See "PROPOSAL TO ADOPT THE CUPERTINO NATIONAL BANCORP 1995 STOCK OPTION PLAN." The Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for exemptions from the limit on the deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

     EXECUTIVE COMMITTEE

     C. Donald Allen
     Glen McLaughlin
     Rex D. Lindsay
     John M. Gatto
     Dick J. Randall
     Scott Montgomery (resigned October 1, 1995)

                        COMPARISON OF SHAREHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Total Return Index for Nasdaq U.S. Stocks ("Nasdaq US") and the Nasdaq Bank Stock Index ("Nasdaq Banks") for the period commencing on December 29, 1989 and ending on December 30, 1994./1/

         COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 29, 1989
                         THROUGH DECEMBER 30, 1994/2/
                     AMONG CNB, NASDAQ US AND NASDAQ BANKS

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period                                         NASDAQ
(Fiscal Year Covered)           CNB         NASDAQ US      BANKS
- ---------------------        ----------     ---------    ----------
Measurement Pt- 12/29/1989    $100.00         $100.00      $100.00
FYE   12/31/1990              $ 61.55         $ 84.81      $ 73.49
FYE   12/31/1991              $ 66.89         $136.11      $120.58
FYE   12/31/1992              $ 75.94         $158.38      $175.47
FYE   12/31/1993              $ 98.55         $180.71      $200.02
FYE   12/30/1994              $ 95.74         $176.68      $199.38

- --------------
/1/ The last trading day in 1989 was December 29, 1989 and the last trading day in 1994 was December 30, 1994.

/2/ Assumes that $100.00 was invested on December 29, 1989 (the last trading day in 1989) in the Company's Common Stock and each index, and that all dividends were reinvested; returns have been adjusted for stock dividends declared by the Company. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                  PROPOSAL TO ADOPT THE 1995 STOCK OPTION PLAN

     The Company's 1985 Stock Option Plan will terminate on August 6, 1995. To be able to continue granting stock options to provide a long-term incentive to the Bank's employees to contribute to its growth and profitability, the Board of Directors approved the adoption of the Cupertino National Bancorp 1995 Stock Option Plan (the "Option Plan") in March 1995, subject to shareholder approval.

     The Board of Directors believes that approval of the adoption of the Option Plan is in the best interests of the Company and its shareholders because the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

     General. The Option Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant to employees and consultants of nonstatutory stock options. A maximum of 100,000 of the authorized but unissued shares of the Common Stock of the Company may be issued upon the exercise of options granted pursuant to the Option Plan. The Option Plan limits the number of shares for which options may be granted to any employee within any fiscal year of the Company to 25,000, except that the Company may make an additional one-time option grant to any newly-hired employee of up to 40,000 shares (the "Option Limit"). In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Option Limit and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant. The Company intends that compensation related to options granted under the Option Plan qualify for the "performance-based compensation" exemption under section 162(m) of the Code.
Section 162(m) generally limits the deductibility by the Company for federal income tax purposes of compensation paid to certain executive officers.

     Administration. The Option Plan is administered by the Board or a duly appointed committee of the Board. With respect to the participation of individuals who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Board or the committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of vesting and exercisability of each option, including the effect thereon of termination of employment or a Transfer of Control (as defined below), the type of consideration to be paid to the Company upon exercise of an option, the term of each option, and all other terms and conditions of the options. The Board or committee will interpret the Option Plan and options granted under the Option Plan, and all determinations of the Board or committee will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. All employees (including prospective employees and officers and directors who are also employees) and consultants (including prospective consultants of the Company or of any present or future parent or subsidiary corporations of the Company) are eligible to participate in the Option Plan. As of March 1, 1995, the Company had approximately 107 employees, including four executive officers, and approximately three consultants. Only persons who are employees on the date of the option grant may be granted incentive stock options. Consultants and prospective service providers may only be granted nonstatutory stock options.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The per share exercise price of an option must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. However, the per share exercise price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant, and the term of any such option cannot exceed five years.

     Generally, options may be exercised by payment of the exercise price in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. However, the Board or committee may restrict the forms of payment permitted in connection with any option grant or may grant options permitting payment of the exercise price with a promissory note or such other consideration as may be permitted by applicable law.

     Options granted under the Option Plan will become exercisable and vested at such times as specified by the Board or committee. Generally, options granted under the Option Plan become exercisable as the underlying shares vest. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of options granted under the Option Plan is ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Transfer of Control.  In general, a "Transfer of Control" may occur upon
(i) the sale or exchange by the shareholders of the Company of all or substantially all of the voting stock of the Company or a merger or consolidation in which the Company is a party, if the shareholders immediately before such event do not retain, directly or indirectly, at least a majority of the voting stock of the Company or its successor, (ii) the sale, exchange or transfer of all or substantially all of the assets of the Company, unless the shareholders of the Company immediately before such event retain, directly, or indirectly, at least a majority of the voting stock of the corporation to which the assets were transferred, or (iii) a liquidation or dissolution of the Company. If a Transfer of Control occurs, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the "Acquiring Corporation") may assume outstanding options or substitute substantially equivalent options for the Acquiring Corporation's stock for the outstanding options. Any options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of such date. The Board or committee may, in its sole discretion, provide in connection with the grant or amendment of any option that it will automatically become fully exercisable ten days prior to a Transfer of Control, or that, if the Acquiring Corporation elects not to assume or substitute a substantially equivalent option for the Acquiring Corporation's stock for the outstanding option, the option will become fully exercisable as of the date ten days prior to the Transfer of Control either automatically or at the Board's or committee's discretion.

     Termination or Amendment. Unless sooner terminated, no options may be granted under the Option Plan after March 16, 2005. However, in the event that the shareholders during such term approve an increase in the share reserve of the Option Plan, options may be granted under the Option Plan for ten (10) years following the earlier of (i) the date on which the Board adopted the amendment to increase the share reserve, or (ii) the date on which the shareholders approved the share reserve increase.

     The Board or committee may terminate or amend the Option Plan at any time, but, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is intended to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law or regulation.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Optionees should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any shares of Common Stock acquired upon the exercise of an option.

     Incentive Stock Options. Options designated as incentive stock options are intended to fall within the provisions of section 422 of the Code. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option.

     For optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option, the gain on sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. Generally, if an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by section 162(m) of the Code.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to (i) certain subsequent sales of the shares in a disqualifying disposition, (ii) certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and (iii) certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.

     Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income to the extent that the fair market value of the shares on the determination date (as defined below) exceeds the option exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under
Section 16(b) of the Exchange Act. (Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company.) If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by section 162(m) of the Code, as described above.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will not be counted for or against this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE CUPERTINO NATIONAL BANCORP 1995 STOCK OPTION PLAN.


                PROPOSAL TO AMEND THE CUPERTINO NATIONAL BANCORP
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors adopted the Cupertino National Bancorp Employee Stock Purchase Plan (the "Purchase Plan") in February 1991, and the shareholders approved the Purchase Plan in April 1991. The Purchase Plan provides for the purchase of the Company's Common Stock by employees of the Company and any subsidiaries designated by the Board. Management believes that the Purchase Plan is an important factor in attracting and retaining qualified employees essential to the success of the Company. On March 16, 1995, the Board of Directors amended the Purchase Plan, subject to shareholder approval, to (i) increase the number of shares reserved for issuance under the Purchase Plan to 65,202 and (ii) permit otherwise eligible directors administering the plan who are also employees to participate in the plan. The amendments will enable eligible employees of the Company to continue to purchase shares under the terms and conditions of the Purchase Plan. As of March 31, 1995, a total of 10,543 shares of the Company's Common Stock were available for issuance under the Purchase Plan as previously approved by the shareholders.

SUMMARY OF THE PROVISIONS OF THE PURCHASE PLAN, AS AMENDED

     The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request. The numbers of shares specified in this section and elsewhere in this Proxy Statement have been adjusted to reflect stock dividends effected from time to time prior to the date of this Proxy Statement.

     General. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. The Purchase Plan provides for the grant of a right to each participant at the beginning of each offering period under the plan to purchase shares of the Common Stock of the Company (a "Purchase Right"), which Purchase Right will be exercised on each purchase date under the Purchase Plan unless the participant has withdrawn from participation in the offering or in the plan prior to such purchase date. As previously approved by the shareholders, a maximum of 40,202 of the authorized but unissued shares of the Common Stock of the Company may be issued under the Purchase Plan. The Board of Directors has amended the Purchase Plan, subject to shareholder approval, to increase to 65,202 the aggregate maximum number of shares that may be issued under the plan. In the event of any stock dividend, stock split, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, or, at the Board's discretion in the event of any reorganization, recapitalization, rights offering, consolidation or merger of the Company, proportional adjustments will be made to the number of shares subject to the Purchase Plan and outstanding Purchase Rights and to the purchase price. If any Purchase Right expires or terminates, the shares of Common Stock subject to such Purchase Right are returned to the plan and may again be subjected to a Purchase Right.

     Administration. The Purchase Plan is administered by the Board of Directors or by a duly appointed committee of the Board. Subject to shareholder approval, the Board has amended the Purchase Plan to eliminate a requirement that no member of a committee administering the plan participate in the plan. Accordingly, a director serving on such committee who is also an employee and is otherwise eligible to participate will be eligible to participate in the Purchase Plan on the same terms as all other participants.

     Eligibility. Any employee of the Company or of any subsidiary corporation of the Company designated by the Board is eligible to participate in the Purchase Plan so long as the employee is customarily employed for at least 20 hours per week and at least five months in a calendar year and has completed three months of continuous employment. However, no employee who owns or holds options to purchase, or as a result of participation in the Purchase Plan would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company is entitled to participate in the Purchase Plan. As of March 31, 1995, 95 employees were eligible to participate in the Purchase Plan.

     Offerings. Generally, each offering of shares under the Purchase Plan (an "Offering") is for a period of three months, commencing on the first day of each calendar quarter. However, the Board may establish a different term for one or more Offerings or different commencement or ending dates.

     Participation and Purchase of Shares. Participation in the Purchase Plan is limited to eligible employees who authorize payroll deductions, which may not exceed 10% of compensation for each pay period during an Offering or such other rate as the Board determines. If an Offering is shorter than 13 weeks, the maximum withholding percentage will equal 10%, or such other rate determined by the Board, multiplied by 13 and divided by the number of weeks in the Offering. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering until such time as the employee ceases to be an eligible employee, withdraws from the Purchase Plan, or terminates employment.

     Subject to certain limitations, each participant in an Offering has a Purchase Right equal to 10% of the participant's base compensation for the Offering (determined at the rate of base compensation in effect on the first day of the Offering) divided by 85% of the fair market value of a share of Common Stock on the first day of the Offering. Participants may not purchase shares of the Company's Common Stock having a fair market value exceeding $25,000 for each calendar year in which the participant participates in the Purchase Plan (measured by the fair market value of the Common Stock on the first day of the Offering in which the shares are purchased).

     At the end of each Offering, a participant acquires the number of shares of the Company's Common Stock determined by dividing the total amount of payroll deductions from the participant's compensation during the Offering by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for the Offering. The purchase price per share at which the shares are sold under the Purchase Plan generally equals 85% of the lesser of the fair market value of a share of Common Stock on the first day of the Offering or on the last day of the Offering. The fair market value of the Common Stock on any relevant date generally will be the average of the high and low sales prices per share of the Company's Common Stock on such date as reported on the Nasdaq National Market. As of March 31, 1995, the fair market value of the Company's Common Stock was $8.88 per share, as determined under the preceding sentence. Any payroll deductions under the Purchase Plan not applied to the purchase of shares is returned to the participant, except for an amount insufficient to purchase another whole share, which amount may be applied to the next Offering.

     A participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. However, once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

     Change in Capitalization. In the event of a merger of the Company or a sale of all or substantial all of its assets, the Board may accelerate the last day of the current Offering to a date on or before the effective date of the transaction unless the successor corporation or a parent or subsidiary corporation thereof assumes or substitutes substantially equivalent purchase rights for those outstanding under the Purchase plan. Unless otherwise provided by the Board, the current Offering will terminate immediately prior to a dissolution or liquidation of the Company.

     Termination or Amendment. The Purchase Plan will continue until terminated by the Board of Directors or until all of the shares reserved for issuance under the Purchase Plan have been issued. The Board may amend or terminate the Purchase Plan at any time, except that the approval of the Company's shareholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, changing the designation of employees eligible to participate in the Purchase Plan, or materially increasing the benefits which may accrue to participants under the Purchase Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. A participant recognizes no taxable income either as a result of commencing to participate in the Purchase Plan or purchasing shares of the Company's Common Stock under the terms of the Purchase Plan.

     If a participant disposes of shares purchased under the Purchase Plan within two years from the first day of the applicable Offering or within one year from the purchase date (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months, otherwise it will be short-term.

     If the participant disposes of shares purchased under the Purchase Plan at least two years after the first day of the applicable Offering and at least one year after the date of purchase, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

     If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the Offering in which the shares were purchased will constitute ordinary income in the year of death.

     The Company should be entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by section 162(m) of the Code, as described above. In all other cases, no deduction is allowed to the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will not be counted for or against this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE PURCHASE PLAN.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1995. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     Deloitte & Touche LLP, the Company's former independent accountants, were dismissed on October 20, 1994. The decision to change accountants was approved by the Company's Board of Directors on October 20, 1994 and became effective upon the signing of an agreement letter with the new independent auditors. Coopers & Lybrand L.L.P. was engaged on October 20, 1994 as the Company's independent accountants. Deloitte & Touche LLP's report on the financial statements for both of the past two years contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and any subsequent interim period preceding the dismissal there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreement in connection with this report. Furthermore, during the two most recent fiscal years and any subsequent interim period preceding the dismissal there were no notifications by Deloitte & Touche LLP that the Company's internal controls were not reliable, that management's representations could not be relied upon, that there was no need to significantly increase the scope of their audits, or that information had been noted that materially impacts the fairness or reliability of the financial statements.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presences of a quorum, but will not be counted as having voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.


                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next Annual Meeting of the Shareholders of the Company must be received by the Company at its offices at 20230 Stevens Creek Boulevard, Cupertino, California, 95014, not later than December 29, 1995 and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.


                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors



                                    C. DONALD ALLEN,
                                    Chief Executive Officer

April 27, 1995

                           CUPERTINO NATIONAL BANCORP

                          EMPLOYEE STOCK PURCHASE PLAN

                     (As Amended Effective March 16, 1995)


A.   PURPOSE, HISTORY AND DESCRIPTION
     --------------------------------

     The Employee Stock Purchase Plan (the "Purchase Plan") of Cupertino National Bancorp (the "Company") provides eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase shares of the Company's Common Stock through payroll deductions.

     The Purchase Plan, under which 65,202/1/ shares of the Company's Common Stock are reserved for issuance to all employees of the Company and its Designated Subsidiaries who meet certain minimum employment criteria, was adopted in its original form by the Board of Directors of Cupertino National Bancorp (the "Board") on February 21, 1991, and amended from time to time.

     The following terms shall have the meanings defined below:

          (a) "Code" means the Internal Revenue Code of 1986, as amended.

          (b) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (c) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Purchase Plan.

          (d) "Employee" means any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (e) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of the option, each of the corporations other than the Company owns stock

- ---------------
/1/ The number of shares is 55,000 adjusted for stock dividends subsequent to the date of the original approval of the Purchase Plan.

possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (f) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

B.   SHARE RESERVE
     -------------

     The maximum number of shares which may be issued under the Purchase Plan is 65,202/2/ shares of the Company's authorized but unissued Common Stock (the "Shares") subject to adjustment upon changes in capitalization of the Company as provided in paragraph N below. In the event that any option granted under the Purchase Plan (a "Plan Option") for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Plan Option may again be made subject to a Plan Option. The Shares to be sold to participants in the Purchase Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of Shares which would otherwise be subject to Plan Options granted pursuant to paragraph G hereof on the Offering Date of an Offering Period exceeds the number of Shares then available under the Purchase Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of Shares subject to a Plan Option to each Participant affected thereby and shall return any excess funds accumulated in each Participant's account as soon as practicable after the termination of such Offering Period.


C.   ADMINISTRATION
     --------------

     The Purchase Plan may be administered by the Board or by a duly appointed committee of the Board. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Purchase Plan or of any Plan Options shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Purchase Plan and/or any Plan Option. Subject to the provisions of the Purchase Plan, the Board shall determine all of the relevant terms and conditions of Plan Options granted pursuant to the Purchase Plan; provided, however, that all Participants granted Plan Options pursuant to the Purchase Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All

- ----------------
/2/ The number of shares is 55,000 adjusted for stock dividends subsequent to the date of the original approval of the Purchase Plan.

expenses incurred in connection with the administration of the Purchase Plan shall be paid by the Company.

D.   ELIGIBILITY
     -----------

     Any Employee is eligible to participate in the Purchase Plan and any Offering under the Purchase Plan except the following:

     (i) an Employee who has not completed three months of continuous employment with the Company or Designated Subsidiary as of the commencement of the Offering Period (as hereinafter defined); and

     (ii) an Employee who (a) owns or (b) holds options to purchase, or who, as a result of participation in the Purchase Plan, would (a) own or (b) hold options to purchase, stock of the Company possessing five percent or more of the total combined voting power or value of all classes of the Company within the meaning of section 423(b)(3) of the Code.

E.   OFFERING DATES
     --------------

     (i) OFFERING PERIODS.  The Purchase Plan shall be implemented by four
         -----------------
annual offering periods of three months' duration (each of which referred to herein as an "Offering Period"), commencing on the first day of each calendar quarter (January 1, April 1, July 1, and October 1) and ending on the last day of each calendar quarter (March 31, June 30, September 30, and December 31). The first Offering Period shall commence on July 1, 1991. The Board may, however, establish a different term for one or more future Offerings and/or different commencing and/or ending dates for such Offerings without Shareholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. An employee who becomes eligible to participate in the Purchase Plan after an Offering Period has commenced shall not be eligible to participate during such Offering Period. The first day of an Offering Period shall be the "Offering Date" for such Offering Period.

     (ii) GOVERNMENT APPROVAL; SHAREHOLDER APPROVAL.  Notwithstanding any other
          ------------------------------------------
provisions of the Purchase Plan to the contrary, any Plan Option granted pursuant to the Purchase Plan shall be subject to (a) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Plan Options and/or the Shares, and (b) in the case of Plan Options with an Offering date after an amendment to the Purchase Plan, obtaining any necessary approval of the shareholders of the Company required by paragraph R below.

F.   PARTICIPATION IN THE PURCHASE PLAN
     ----------------------------------

     (i) INITIAL PARTICIPATION.  An eligible Employee may elect to become a
         ---------------------
Participant effective on the first Offering Date after satisfying the eligibility requirements set forth in paragraph D above by delivering a subscription agreement authorizing payroll deductions (a "Subscription Agreement") to the Company's payroll office at such time at least seven (7) days prior to an Offering Date as may be established by the Company (the "Enrollment Date"). An eligible Employee who does not deliver a Subscription Agreement to the Company's payroll office prior to the Enrollment Date for the first Offering Date after becoming eligible to participate in the Purchase Plan shall not participate in the Purchase Plan for that Offering Period or for any subsequent Offering Period unless such Employee subsequently enrolls in the Purchase Plan by filing a Subscription Agreement with the Company prior to the applicable Enrollment Date for such subsequent Offering Date.

     (ii) AUTOMATIC PARTICIPATION IN SUBSEQUENT OFFERINGS.  A participant shall
          ------------------------------------------------
automatically participate in each succeeding Offering Period until such time as such Participant withdraws from the Purchase Plan pursuant to paragraph K below or terminates employment with the Company. A Participant is not required to file an additional Subscription Agreement for such Offering Periods in order to automatically participate therein.

G.   RIGHT TO PURCHASE SHARES
     ------------------------

     Subject to the limitations set forth in paragraphs B, I(iii), I(v), and J(ii), on each Offering Date, each Participant shall be granted a Plan Option to purchase (at the purchase price determined under paragraph H) a number of whole Shares arrived at by dividing (a) an amount equal to 10% of the Participant's base Compensation for the Offering Period beginning on such Offering Date determined at the rate of such Participant's base Compensation in effect as of such Offering Date by (b) 85% of the fair market value of a share of the Company's Common Stock on the Offering Date. "Compensation" includes all amounts paid in cash and includable as "wages" subject to tax under section 3101(a) of the Code without applying the dollar limitation of section 3121(a) of
the Code.   Accordingly, "Compensation" includes salaries, commissions, bonuses and contributions made at the direction of the Participant pursuant to certain qualified cash or deferred arrangements. "Compensation" does not include reimbursements of expenses, allowances, or any amount deemed received by a Participant without the actual transfer of cash or any amounts directly paid pursuant to the Purchase Plan or any other stock purchase or stock option plan. The fair market value of a share of the Company's Common Stock shall be determined in accordance with paragraph H.

H.   PURCHASE PRICE
     --------------

     The purchase price at which Shares may be acquired in any Offering under the Purchase Plan shall be set by the Board. Unless otherwise provided by the Board before the commencement of an Offering Period, the purchase price for the Offering Period shall be 85% of the lesser of (i) the fair market value of the Company's Common Stock, as determined by the Board, on the Offering Date of such Offering Period or (ii) the fair market value of the Company's Common Stock, as determined by the Board, on the last day of the Offering Period. In no event may the purchase price be lower than the price specified in the previous sentence. The fair market value of the Company's Common Stock at any point in time has been determined to be the average of the high and low sales prices of the Company's Common Stock on such date as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System.

I.   PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS
     ---------------------------------------------

     (i) ACCUMULATION OF PAYROLL DEDUCTIONS.  The purchase price of Shares to be
         -----------------------------------
acquired in an Offering Period shall be accumulated by payroll deductions over the Offering Period. Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

     (ii) DECREASE OF PAYROLL DEDUCTIONS.  During an Offering Period, a
          -------------------------------
Participant may elect to decrease the rate of payroll deductions from his or her Compensation by filing an amended Subscription Agreement with the Company on or before the "Change Notice Date". The "Change Notice Date" shall initially be the seventh day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time.

     (iii)  MAXIMUM DEDUCTIONS.  The amount of payroll deductions with respect
            -------------------
to the Purchase Plan for any Participant during any pay period shall not exceed 10%, or such other rate as may be determined from time to time by the Board, of the Participant's Compensation (as hereinabove defined) for such pay period; provided, however, that in the event the Offering Period is shorter than 13 weeks, the maximum withholding percentage shall be adjusted to equal 10%, or such other rate as may be determined from time to time by the Board, multiplied by 13 and divided by the number of weeks in the Offering Period.

     (iv) COMMENCEMENT OF PAYROLL DEDUCTIONS.  Payroll deductions shall commence
          -----------------------------------
on the first payday following the Offering Date of an Offering Period and shall continue to the end of such Offering Period unless sooner altered or terminated as provided in the Purchase Plan.

     (v) CERTAIN RULES TO BE ESTABLISHED BY COMPANY.  The Company may, from time
         -------------------------------------------
to time, establish (i) a minimum required amount of payroll deductions for participation in any Offering, (ii) limitations on the frequency and/or number of changes in the amount of payroll deductions during an Offering, (iii) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Purchase Plan.

     (vi) NO INTEREST ON PAYROLL DEDUCTION.  Interest shall not be accrued or
          ---------------------------------
paid on payroll deductions from a Participant's Compensation.

     (vii)  PARTICIPANT ACCOUNTS.  Individual accounts shall be maintained for
            ---------------------
each Participant. All payroll deductions from a Participant's compensation shall be credited to the Participant's account under the Purchase Plan and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

J.   PURCHASE OF SHARES
     ------------------

     (i) PURCHASE.  On the last day of an Offering Period, each Participant who
         --------
has not withdrawn from the Offering or whose employment has not terminated on or before such last day shall automatically purchase that number of whole Shares arrived at by dividing the total amount credited to Participant's account pursuant to paragraph I(vii) above by the Purchase Price established pursuant to paragraph H above (subject to the limitation in paragraph J(ii) below). All additional cash remaining in the Participant's account for such completed Offering shall be refunded to the Participant as soon as practicable after the last day of the Offering Period. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company shall maintain such cash in the Participant's account to be applied toward the purchase of Shares in the next subsequent Offering.

     (ii) FAIR MARKET VALUE LIMITATION.  No participant shall be granted a Plan
          -----------------------------
Option which would permit the Participant to purchase Shares under the Purchase Plan (and all similar plans of the Company and any Subsidiary) at a rate which exceeds $25,000 of the fair market value of such Shares (determined at the time of grant) for each calendar year in which such Plan Option is outstanding.

     (iii)  RIGHTS AS A SHAREHOLDER AND EMPLOYEE.  A Participant shall have no
            -------------------------------------
rights as a shareholder by virtue of the Participant's participation in the Purchase Plan until the date of issuance of a certificate or certificates for the Shares being purchased pursuant to the exercise of the Participant's Plan Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates is issued. Nothing in the Purchase Plan shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

     (iv) WITHHOLDING TAX.  At the time the Shares are purchased for a
          ----------------
Participant, the Company shall withhold from the Participant's Compensation the amount necessary to make adequate provision for federal and state withholding obligations of the Company, if any, which arise upon such purchase.

K.   WITHDRAWAL
     ----------

     (i) NOTICE OF WITHDRAWAL.  A participant may withdraw all, but not less
         ---------------------
than all, of the payroll deductions credited to his account under the Purchase Plan by signing and delivering to the Company's payroll office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of the Offering Period. Unless otherwise indicated, withdrawal from an Offering does not result in a withdrawal from the Purchase Plan or any succeeding Offering pursuant to the Purchase Plan. A Participant is prohibited from again participating in the current Offering upon withdrawal from such Offering at any time.

     (ii) RETURN OF PAYROLL DEDUCTIONS.  Upon withdrawal from an Offering the
          -----------------------------
Participant's interest in that Offering shall terminate, and, as soon as practical after the withdrawal, the withdrawn Participant's accumulated payroll deductions shall be returned to the Participant.

     (iii)  WITHDRAWAL FROM THE PURCHASE PLAN; SUBSEQUENT PARTICIPATION.  A
            -----------------------------------------------------------
Participant may withdraw from the Purchase Plan by signing and delivering to the Company's payroll office a written notice of withdrawal on a form provided by the Company for such purpose. In the event a Participant voluntarily elects to withdraw from the Purchase Plan, the Participant may not resume participation in the Purchase Plan during the same Offering Period, but may participate in any succeeding Offering under the Purchase Plan by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Purchase Plan.

L.   TERMINATION OF EMPLOYMENT
     -------------------------

     Termination of a Participant's Continuous Status as an Employee for any reason, including retirement or death, or the failure of a Participant to remain an Employee eligible to participate in the Purchase Plan, shall terminate the
Participant's participation in the Purchase Plan immediately.   Upon such
termination, the payroll deductions credited to the Participant's account shall be returned to the Participant (or in the case of the Participant's death, to the Participant's legal representative) and all rights under the Purchase Plan
shall terminate.   A Participant whose participation has been so terminated may again become eligible to participate in the Purchase Plan by again satisfying the requirements of paragraph D above.

M.   DESIGNATION OF BENEFICIARY
     --------------------------

     A Participant may file a written designation of a beneficiary who is to receive Shares and/or cash, if any, from such Participant's account under the Purchase Plan in the event of such Participant's death at a time when cash or Shares are held for his account. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, the to such other person as the Company may reasonably designate.

N.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
     ------------------------------------------

     Subject to any required action by the shareholders of the Company, the number of Shares covered by each Plan Option under the Purchase Plan which has not been exercised and the number of shares of Common Stock which have been authorized for issuance under the Purchase Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each Plan Option under the Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Plan Option.

     In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Plan Option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the "Acquiring Corporation"). If the Acquiring Corporation elects not to assume or substitute for the outstanding Plan Options, the Board may, in its sole discretion and notwithstanding any other provision herein to the contrary, adjust the ending date of the then current Offering Period to a date on or before the effective date of such proposed transaction. If the Board makes such an adjustment to the ending date of the Offering Period, the Board shall notify the Participants of such new ending at least ten days in advance thereof.

     The board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Plan Option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

O.   TRANSFERABILITY
     ---------------

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Plan Option or to receive Shares under the Purchase

Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph M hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph K.

P.   REPORTS
     -------

     Each Participant who purchases Shares in an Offering period shall receive as soon as practical after the last day of each Offering Period a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph J(i) above, if any.

Q.   TERM OF THE PURCHASE PLAN
     -------------------------

     The Purchase Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. The Purchase Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Purchase Plan have been issued, whichever shall come first.

R.   AMENDMENT OR TERMINATION OF THE PURCHASE PLAN
     ---------------------------------------------

     The Board may at any time amend or terminate the Purchase Plan, except that such termination cannot affect Plan Options previously granted under the Purchase Plan, nor may any amendment make any change in a Plan Option previously granted under the Purchase Plan which would adversely affect the right of any Participant (except as may be necessary to qualify the Purchase Plan pursuant to section 423 of the Code), nor may any amendment be made without obtaining the approval of the shareholders of the Company within 12 months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Purchase Plan, or change the designation of the employees (or class of employees) eligible for participation in the Purchase Plan, or materially increase the benefits which may accrue to Participants under the Purchase Plan.

S.   NOTICES
     -------

     All notices or other communications by a Participant to the Company in connection with the Purchase Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

T.   SHAREHOLDER APPROVAL
     --------------------

     The Purchase Plan and any increase in the number of shares reserved under the Purchase Plan must be approved by the holders of a majority of the outstanding shares of voting stock of the Company within twelve months before or after the date the Purchase Plan has been adopted or the increase in the number of Shares reserved under the Purchase Plan has been approved by the Board.

U.   CONDITIONS UPON ISSUANCE OF SHARES
     ----------------------------------

     Shares shall not be issued with respect to a Plan Option unless the exercise of such Plan Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of a Plan Option and if required by applicable securities laws, the Company may require the Participant for whose account the Plan Option is being exercised to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

V.   ERISA AND INTERNAL REVENUE CODE SECTION 401
     -------------------------------------------

     The Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not qualified under section 401(a) of the Code.

                           CUPERTINO NATIONAL BANCORP

                             1995 STOCK OPTION PLAN


     1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
            ---------------------------------------

          1.1 ESTABLISHMENT. The Cupertino National Bancorp 1995 Stock Option Plan (the "PLAN") is hereby established effective as of March 16, 1995 (the "EFFECTIVE DATE").

          1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

          1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the Effective Date. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 4.1 has been amended at any time, all Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (a) the latest date on which any amendment of the maximum number of shares of Stock issuable under the Plan was approved by the shareholders of the Company or (b) the date such amendment was adopted by the Board.

     2.   DEFINITIONS AND CONSTRUCTION.
          ----------------------------

          2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                (d) "COMPANY" means Cupertino National Bancorp, a California corporation, or any successor corporation thereto.

                (e) "CONSULTANT" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

                (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

                (g) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for this purpose.

                (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                (i) "FAIR MARKET VALUE" means, as of any date, the value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

                (j) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

                (k) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either (i) an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an "INCENTIVE STOCK OPTION" within the meaning of Section 422(b) of the Code or (ii) a "NONSTATUTORY STOCK OPTION" which is not intended to be (as set forth in the Option Agreement), or which does not qualify as, an Incentive Stock Option.

                (l) "OPTIONEE" means a person who has been granted one or more Options.

                (m) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee.

                (n) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                (o) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

                (p) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

                (q) "RULE 16B-3" means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                (r) "SECTION 162(M)" means Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66).

                (s) "STOCK" means the common stock, without par value, of the Company, as adjusted from time to time in accordance with Section 4.2.

                (t) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                (u) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular. Use of the term "or" is intended to include the conjunctive as well as the disjunctive.

     3.   ADMINISTRATION.
          --------------

          3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.2 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

          (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

          (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

          (c) to determine the Fair Market Value of shares of stock or other property;

          (d) to determine the terms and conditions of each Option (which need not be identical), including, without limitation, the exercise price of the Option, the method of payment for shares purchased upon the exercise of the Option, the method for satisfaction of any tax withholding obligation arising in connection with the Option, including by the withholding or delivery of shares of stock, the timing and terms of the exercisability or vesting of the Option, the time of the expiration of the Option, the effect of the Optionee's termination of employment or service with the Participating Company Group, the effect of a Transfer of Control (as defined in Section 8.1) on the exercisability or vesting of the Option, and all other terms and conditions of the Option not inconsistent with the terms of the Plan;

          (e) to approve one or more forms of Option Agreement;

          (f) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

          (g) to accelerate, continue, extend or defer the exercisability or vesting of any Option or any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of employment or service with the Participating Company Group;

          (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

          (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

          3.3 DISINTERESTED ADMINISTRATION. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered by the Board in compliance with the "disinterested administration" requirements of Rule 16b-3.

          3.4 COMMITTEE COMPLYING WITH SECTION 162(M). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of
Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

     4.   SHARES SUBJECT TO PLAN.
          ----------------------

          4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one hundred thousand (100,000) and shall consist of authorized but unissued shares of Stock. In the event that any outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

          4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Section 162(m) Grant Limit set forth in Section 5.5, and in the exercise price of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control (as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

     5.   ELIGIBILITY AND OPTION LIMITATIONS.
          ----------------------------------

          5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees and Consultants. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

          5.2 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the date an Option is granted to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted on the date such person becomes an Employee, with an exercise price determined on such date in accordance with Section 6.1.

          5.3 FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. This Section 5.3 shall be applied by taking Incentive Stock Options into account in the order in which they were granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

          5.4   SECTION 162(M) GRANT LIMIT. Subject to adjustment as provided in
Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than twenty-five thousand (25,000) shares; provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of an Option for the purchase of up to forty thousand (40,000) shares (the "SECTION 162(M) GRANT LIMIT").

     6.  TERMS AND CONDITIONS OF OPTIONS.  Options shall be evidenced by Option
         -------------------------------
Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the date the Option is granted and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of
Section 424(a) of the Code.

          6.2 EXERCISE PERIOD. Options shall be exercisable at such time or times and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted, and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

          6.3   PAYMENT OF EXERCISE PRICE.

                (a) FORMS OF PAYMENT AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "SAME-DAY SALE"), (iv) by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

          (b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

          (c) SAME-DAY SALE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Same-Day Sale.

          (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, in the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option. Alternatively, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding or otherwise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied.

     7.  STANDARD FORMS OF OPTION AGREEMENT.
         ----------------------------------

          7.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2 NONSTATUTORY STOCK OPTIONS. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Nonstatutory Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.3   STANDARD TERM OF OPTIONS. Except as otherwise provided in
Section 6.2 or by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

          7.4 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by an Optionee upon the exercise of an Option in the event such Optionee's employment or service with the Participating Company Group is terminated for any reason, with or without cause.

     8.   TRANSFER OF CONTROL.
          -------------------

          8.1 DEFINITION. A "TRANSFER OF CONTROL" shall be deemed to have occurred in the event that any of the following occurs with respect to the
Company:

          (a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the voting stock of the Company wherein the shareholders of the Company immediately before such sale or exchange do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such sale or exchange, owns the Company either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such sale or exchange;

          (b) a merger or consolidation wherein the shareholders of the Company immediately before such merger or consolidation do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such merger or consolidation, owns the Company either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such merger or consolidation;

          (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more corporations (the "TRANSFEREE CORPORATION(S)") wherein the shareholders of the Company immediately before such sale, exchange, or transfer retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which owns the Transferee Corporation(s) either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Transferee Corporation(s) immediately after such event); or

          (d) a liquidation or dissolution of the Company.

          8.2 EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), shall either assume the Company's rights and obligations under outstanding Options or substitute substantially equivalent options for the Acquiring Corporation's stock for outstanding Options. The Board may, in its sole discretion, provide in connection with the grant or amendment of any Option for any one of the following:

          (a) in the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Transfer of Control, any unexercised portion of the outstanding Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control; or


          (b) in the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Transfer of Control, the Board may, in its sole discretion, provide that any unexercisable or unvested portion of the outstanding Option shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control; or

          (c) in the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Transfer of Control, any unexercisable or unvested portion of the outstanding Option shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control; or

          (d) in the event of a Transfer of Control, any unexercisable or unvested portion of the outstanding Option shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control, and, in addition, the Board, in its sole discretion, may arrange with the Acquiring Corporation for the Acquiring Corporation to either assume the Company's rights and obligations under outstanding Options or substitute substantially equivalent options for the Acquiring Corporation's stock for such outstanding Options.

In any event, the Company shall provide each Optionee holding an outstanding Option with at least ten (10) days advance written notice of the pending Transfer of Control prior to the consummation thereof. The exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 and the provisions of the Option Agreement evidencing such Option shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.
If the corporation the stock of which is subject to the outstanding Options immediately prior to a Transfer of Control described in Section 8.1(a) is the surviving or continuing corporation, the outstanding Options shall be deemed to have been assumed by the Acquiring Corporation for purposes of this Section 8.2.

     9.  PROVISION OF INFORMATION.  Each Optionee shall be given access to
         ------------------------
information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

     10.  NONTRANSFERABILITY OF OPTIONS.  During the lifetime of the Optionee,
          -----------------------------
an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

     11.  INDEMNIFICATION.  In addition to such other rights of indemnification
          ---------------
as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     12.  TERMINATION OR AMENDMENT OF PLAN.  The Board may terminate or amend
          --------------------------------
the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's shareholders, there shall be (a) no increase in the total number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no expansion in the class of persons eligible to receive Nonstatutory Stock Options. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Cupertino National Bancorp 1995 Stock Option Plan was duly adopted by the Board on March 16, 1995.



                                          ------------------------------------
                                          Secretary

                                  PLAN HISTORY
                                  ------------


March 16, 1995    Board adopts Plan, with an initial reserve of 100,000 shares.

________, 1995    Shareholders approve Plan, with an initial reserve of 100,000 shares.

                           CUPERTINO NATIONAL BANCORP
                         20230 STEVENS CREEK BOULEVARD
                              CUPERTINO, CA 95014

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints C. Donald Allen and Steven C. Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Cupertino National Bancorp held of record by the undersigned on April 19, 1995, at the Annual Meeting of Shareholders to be held on May 25, 1995, at the Saratoga Country Club, Prospect Road, Saratoga, California, at 7:00 p.m. Pacific time, or any adjournment thereof.

  1. ELECTION OF DIRECTORS

     [_] FOR nominees listed below (except as marked to the contrary below)

     C. Donald Allen, David K. Chui, Carl E. Cookson, Jerry R. Crowley, Janet
     M. DeCarli, John M. Gatto, William H. Guengerich,
     James E. Jackson, Rex D. Lindsay, Glen McLaughlin, Norman Meltzer, Dick
     J. Randall, Dennis S. Whittaker

     [_] WITHHOLD AUTHORITY to vote for nominees listed below

     (INSTRUCTION: To withhold authority to vote for nominee, write nominee's name in the space provided below)

     ___________________________________________________________________________

  2. TO ADOPT THE CUPERTINO NATIONAL BANCORP 1995 STOCK OPTION PLAN.

                         [_] FOR[_] AGAINST[_] ABSTAIN

                 (Continued and to be signed on reverse side.)



  3. TO AMEND THE CUPERTINO NATIONAL BANCORP EMPLOYEE STOCK PURCHASE PLAN.

                         [_] FOR[_] AGAINST[_] ABSTAIN

  4. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                         [_] FOR[_] AGAINST[_] ABSTAIN

  5. AT THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                         [_] FOR[_] AGAINST[_] ABSTAIN


                                                Please sign exactly as name
                                                appears to the left. When
                                                shares are held in joint
                                                tenancy, all of such persons
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title as such. If a
                                                corporation, please sign in
                                                full corporate name by
                                                President or other authorized
                                                officer. If a partnership,
                                                please sign in partnership
                                                name by authorized person.

                                                Dated: __________________, 1995

                                                _______________________________
                                                Signature

                                                _______________________________
                                                Signature if held jointly

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
  BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS TAKEN THIS PROXY WILL BE
                       VOTED FOR PROPOSALS 1, 2, 3 AND 4.